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                                                                                       SCHEDULE II

                         VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                          VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                       For the Years Ended December 31, 1996, 1995 and 1994
                                       Amounts in Thousands


         Column A                Column B      Column C      Column D      Column E      Column F
                               Balance at       Additions Charged To                    Balance at
                                Beginning      Costs and      Other                        End
        Description             Of Period      Expenses      Accounts     Deductions     Of Period

           1996
Accrued Environmental Costs...     $2,765          $285        $3,000        $2,318 (1)     $3,732
Doubtful Receivables..........      8,176           732                         802 (2)      8,106
All Other (3).................      1,395                                                    1,687

           1995

Accrued Environmental Costs...    $12,867        $3,998                     $14,100 (1)     $2,765
Doubtful Receivables..........      8,244           984           $18         1,070 (2)      8,176
All Other (3).................      2,005                                                    1,395

           1994

Accrued Environmental Costs...    $19,100        $7,833                     $14,066 (1)    $12,867
Doubtful Receivables..........      7,284         1,001           $70           111 (2)      8,244
All Other (3).................      2,428                                                    2,005


(1) Expenditures on environmental remendiation projects
(2) Write-offs of uncollected accounts and worthless notes, less recoveries
(3) Valuation and qualifying accounts and reserves for which additions, deductions and balances are not individually significant

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